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                                                                   EXHIBIT 99.1


                                                                    (INET LOGO)
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                          Media Contact                  Investor Contact
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                          Stephen Austin                 John Pitt
                          Instinet Group                 Instinet Group
                          Incorporated                   Incorporated
                          +1 212 310 4037                +1 212 310 7481
                          stephen.austin@instinet.com    john.pitt@instinet.com


                       INET TO JOIN NASDAQ'S SUPERMONTAGE


NEW YORK, NOVEMBER 3, 2003 - Instinet ECN and Island ECN, soon to be combined into one electronic marketplace branded INET, today announced plans to participate in NASDAQ's SuperMontage. INET will begin displaying orders on SuperMontage in January following the consolidation of the Island ECN and Instinet ECN.

"We are committed to exposing our customers' orders to as much liquidity as possible and improving the marketplace for all investors," said Alex Goor, executive vice president, head of Alternative Trading Systems, Instinet Corporation. "As a result of NASDAQ's recent proposed rule changes, we expect that participation in SuperMontage will benefit our subscribers."

"With Instinet's participation, SuperMontage offers a deeper pool of liquidity for NASDAQ market participants and ultimately, enhanced opportunity for best execution," said Chris Concannon, executive vice president of The NASDAQ Stock Market. "SuperMontage was designed to provide a highly transparent, highly liquid venue where multiple parties -- and competing market models -- can come together to yield the best outcome for investors."

Separately, NASDAQ announced that it intends to use Instinet SmartRouter technology to provide its members with access to enhanced routing services. Instinet SmartRouter integrates liquidity pools including all major ECNs through its order routing algorithm. "NASDAQ is pleased to announce that it intends to partner with INET to make available Instinet's enhanced order-routing technology to NASDAQ's SuperMontage participants," Concannon added.

Instinet ECN and Island ECN, soon to be combined into one electronic marketplace branded INET, will comprise one of the largest liquidity pools in U.S. over-the-counter securities. The combined entity will collect, prioritize, display and match orders within its member network and, through the use of advanced technology, will offer routing services for its U.S.-registered broker-dealer subscribers. Instinet ECN and Island ECN, in addition to Instinet, the Institutional Broker, are subsidiaries of Instinet Group Incorporated, part of the Reuters family of companies.
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                                                                    EXHIBIT 99.1


NASDAQ is the world's largest electronic stock market. With approximately 3,400 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, media and biotechnology. For more information about NASDAQ, visit the NASDAQ Web site at www.NASDAQ.com or the NASDAQ Newsroom(SM) at www.NASDAQnews.com.


For more information regarding NASDAQ, please contact:

MEDIA CONTACT:

Silvia Davi
646-441-5041
silvia.davi@nasdaq.com

INVESTOR CONTACT:

Paul Warburg
212-401-8742
paul.warburg@nasdaq.com


(c) 2003 Instinet Corporation and its affiliated companies. All rights reserved. INSTINET is a registered service mark in the United States and other countries throughout the world. Instinet ECN and Instinet SmartRouter are provided by Instinet Corporation, member NASD/SIPC. The Island ECN is provided by The Island ECN, Inc., member NASD/CSE/SIPC. Instinet Corporation and The Island ECN, Inc. are subsidiaries of Instinet Group Incorporated.

This news release is for informational purposes only and does not constitute an offer, solicitation or recommendation with respect to the purchase or sale of any security. While Instinet believes the information in this news release to be reliable, we do not guarantee its accuracy, and it may be incomplete or condensed. These statements speak only as of this news release and Instinet undertakes no obligation to update publicly any of the information contained herein, in light of new information or future events.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in the Instinet Annual Report Form 10-K dated for the period ended December 31, 2002 and other documents filed with the SEC and available on the Company's web site at www.InstinetGroup.com.